UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 9, 2010

Java Detour, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52357	20-5968895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Bryant St., Suite 725
San Francisco, CA 94103
 (Address of principal executive offices) (Zip Code)

415-241-8020

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership

On September 9, 2010, Java Detour Inc. (“Java Detour”) and its wholly owned operating subsidiary JDCO Inc. (together, the “Companies”) each filed a voluntary petition for relief for  reorganization under Chapter 11 of the U. S. Bankruptcy Code (the “Code”) with the U. S. Bankruptcy Court in San Francisco, California (Case Numbers 10-33530 and 10-33531).  The Companies will continue to operate as "debtors-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Code and the orders of the Court.

We do not anticipate that there will be any distribution to Java Detour’s equity holders in conjunction with any of the bankruptcy cases.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial

The filing of the bankruptcy petitions described in Item 1.03 above constituted an event of default under certain of Java Detour’s and JDCO Inc.’s financing arrangements to which we are a party. The ability of creditors of the Java Detour to seek remedies to enforce their rights against the Companies under the debt instruments and other agreements described above is automatically stayed as a result of the filing of the reorganization cases, and the creditors' rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 8.01 Other Events

On September 10, 2010, we issued a press release with respect to the filing of the voluntary bankruptcy petitions. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated September 10, 2010, regarding filing of voluntary bankruptcy petitions dated September 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA DETOUR, INC. (Registrant)

Date: September 10, 2010	By:	/s/ Harry R. Kraatz
Harry R. KRAATZ
Chief Executive Officer

EXHIBIT INDEX

     Exhibit No.                                                                                                                                      Description

99.1	Press release, dated September 10, 2010, regarding filing of voluntary bankruptcy petitions dated September 9, 2010.

4